Exhibit 99.1

NEWS RELEASE for November 13, 2026

Contact: Dina Masi, CFO

Integrated BioPharma, Inc.

investors@ibiopharma.com

888.319.6962

Integrated BioPharma Reports Results for its Quarter Ended September 30, 2026

HILLSIDE, NEW JERSEY (November 13, 2026) - Integrated BioPharma, Inc. (OTCQX: INBP) (the “Company” or “INBP”) reports its financial results for the quarter ended September 30, 2026.

Revenue for the quarters ended September 30, 2026 was $9.9 million compared to $12.7 million for the quarter ended September 30, 2025, a decrease of $2.8 million or approximately 22.0%. The Company had an operating loss of $1.0 million in the quarter ended September 30, 2026 compared to operating income of $0.2 million for the quarter ended September 30, 2025.

For the quarter ended September 30, 2026, the Company had a net loss of approximately $0.7 million compared to net income of approximately $0.1 million for the quarter ended September 30, 2025 or $(0.02) and $0.00 per share of common stock, respectively. The Company’s diluted net (loss) income per share of common stock for the quarters ended September 30, 2026 and 2025 were $(0.02) and $0.00 per share of common stock, respectively.

“Our revenue decreased by approximately 22% in the quarter ended September 30, 2026 from the quarter ended September 30, 2025 and our revenue from our two largest customers in our Contract Manufacturing Segment represented approximately 88% and 87% of total revenue in the quarters ended September 30, 2026 and 2025, respectively,” stated the Co-Chief Executive Officers of the Company, Riva Sheppard and Christina Kay.

A summary of our financial results for the three months ended September 30, 2026 and 2025 follows:

INTEGRATED BIOPHARMA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)
	Three Months Ended
	September 30,
	2026	2025

Total revenue	$9,913	$12,689
Cost of sales	10,025	11,670
Gross (loss) profit	(112)	1,019
Selling and administrative expenses	849	856
Operating (loss) income	(961)	163
Other income, net	38	33

(Loss) income before income taxes	(923)	193
Income tax (benefit) expense, net	(232)	73
Net (loss) income	$(691)	$123

Basic net (loss) income per common share	$(0.02)	$0.00
Diluted net (loss) income per common share	(0.02)	$0.00

Weighted average common shares outstanding - basic	31,059,610	31,059,610
Weighted average common shares outstanding - diluted	31,059,610	31,421,338

About Integrated BioPharma Inc. (INBP)

Integrated BioPharma, Inc. (“INBP”) is engaged primarily in the business of manufacturing, distributing, marketing and sales of vitamins, nutritional supplements and herbal products. Further information is available at ir.ibiopharma.com.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause the results of INBP to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally are identified by the words “expects,” “anticipates,” believes,” intends,” “estimates,” “should,” “would,” “strategy,” “plan” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are not guarantees of future performance. Such statements speak only as of the date hereof, are subject to change and should not be relied upon for investment purposes.  INBP undertakes no obligation to revise or update any statements for any reasons. The risks, uncertainties and assumptions include, among others, changes in general economic and business conditions; loss of market share through competition; introduction of competing products by other companies; the timing of regulatory approval and the introduction of new products by INBP; changes in industry capacity; pressure on prices from competition or from purchasers of INBP’s products; regulatory changes in the pharmaceutical manufacturing industry and nutraceutical industry; regulatory obstacles to the introduction of new technologies or products that are important to INBP; availability of qualified personnel; the loss of any significant customers or suppliers; inflation, including inflationary pressures from any tariffs, and tightened labor markets; our ability to expand our customer base and other risks and uncertainties described in the section entitled “Risk Factors” in INBP’s most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q.  Accordingly, INBP cannot give assurance that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of INBP.